UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2007

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2007, Powerwave Technologies, Inc. (“Powerwave”) entered into a Manufacturing Services Agreement (“Agreement”) with Sanmina-SCI Corporation (“Sanmina”). Sanmina is a third party contract electronics manufacturer. The Agreement was entered into in connection with the sale by Powerwave of certain assets of its Hungarian manufacturing operations described in Item 8.01 below. The Agreement has an initial term of five years and under the Agreement, Sanmina agreed to provide third party manufacturing services to Powerwave for filter and RF conditioning products for the European market.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with Powerwave’s Annual Report of Form 10-K for the year ended December 30, 2007.

ITEM 8.01	OTHER EVENTS

On December 30, 2007, Powerwave sold certain assets of its manufacturing operations in Hungary to Sanmina. The assets included selected fixed assets and certain inventory. Effective on the close of the transaction on December 30, 2007, Sanmina took over operating responsibility for Powerwave’s manufacturing facility located in Szekesfehevar, Hungary, and took on responsibility for the employees at such location.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2008	POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

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